BUTZEL LONG, a professional corporation
380 Madison Avenue
New York, NY 10017

Tel: (212) 818-1110
FAX: (212) 818-0494
e-mail: barrett@butzel.com

                                                                                                                                                           April 29, 2010

To the Trustees of Tax-Free Fund of Colorado

     We consent to the incorporation by reference into post-effective amendment No. 26 under the 1933 Act and No. 27 under the 1940 Act of our opinion dated April 29, 2008.

                                                                                                                                                          Butzel Long, a professional
                                                                                                                                                          corporation

                                                                                                                                                                /s/ William L.D. Barrett
                                                                                                                                                        By:__________________________